Exhibit 4.40

[FORM OF FLOATING RATE SENIOR DEBT SECURITY]

Registered No.	CUSIP No.
ISIN No.

(Face of Security)

[IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE 2008 INDENTURE AS DEFINED HEREIN ON THE REVERSE OF THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE 2008 INDENTURE.]

[IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER.]

[INSERT ANY LEGEND REQUIRED BY THE EMPLOYEE RETIREMENT INCOME SECURITY ACT AND THE REGULATIONS THEREUNDER.]

THIS SECURITY IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR IS IT AN OBLIGATION OF, OR GUARANTEED BY, A BANK.

(Face of Security continued on next page)

THE GOLDMAN SACHS GROUP, INC.

[TITLE OF SECURITY/SERIES]

The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the 2008 Indenture as defined on the reverse of this Security), for value received, hereby promises to pay to             , or registered assigns, the principal sum of [Insert Principal Amount] ($[Insert Numeric Principal Amount]) on [Insert Maturity] and to pay interest thereon, from [insert Issue Date, unless there is a Predecessor Security, in which case this date shall be the issue date of the first Predecessor Security] (such date, the “Original Issuance Date”) or from the most recent Interest Payment Date to which interest has been paid or made available for payment, on the Interest Payment Date(s) in each year, commencing on the first such date specified on the face of this Security, and at the maturity of the principal hereof, at a rate per annum determined in accordance with the applicable provisions of Section 3 on the reverse hereof, until the principal hereof is paid or made available for payment. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the 2008 Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the [if Global Security, insert — calendar day (whether or not a Business Day (as defined in Section 3(e) on the reverse hereof))] [if not a Global Security, insert alternative provision acceptable to Trustee and Registrar] immediately preceding the day on which payment is to be made (as such payment date may be adjusted in accordance with the Business Day Convention specified on the face hereof and the second paragraph under “Payments Due on a Business Day” below) (a “Regular Record Date”). Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof being given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the 2008 Indenture. For the purpose of determining the Holder at the close of business on any relevant record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

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Currency and Manner of Payment

[IF PAYMENT IS IN U.S. DOLLARS, INSERT — Payment of the principal of and interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Notwithstanding any other provision of this Security or the 2008 Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the 2008 Indenture.

Subject to the prior paragraph and except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the Borough of Manhattan, The City of New York, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.]

[IF PAYMENT IS IN EUROS, INSERT — Payment of the principal of and interest on this Security will be made will be made in such coin or currency as at the time of payment is legal tender for payment of public and private debts in all of the countries (if any) then participating in the European Economic and Monetary Union (or any successor union) pursuant to the Treaty on European Union of February 1992 (or any successor treaty), as it may be amended from time to time. Notwithstanding any other provision of this Security or the 2008 Indenture, if this Security is a Global Security, any payment in respect of this Security may be made pursuant to the Applicable Procedures of the Depositary as permitted in the 2008 Indenture.

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Subject to the prior paragraph and except as provided in the next two paragraphs, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Subject to the second preceding paragraph, payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee in euros at a bank or other financial institution acceptable to the Company and the Trustee, if (i) the principal of this Security is at least USD $1,000,000 (or the equivalent in euros) and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Global Corporate Trust, on or before the fifth Business Day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date.]

[IF PAYMENT IS IN EUROS, INSERT — Payments Made in U.S. Dollars

Notwithstanding any provision of this Security or the 2008 Indenture, if any amount payable on this Security is payable on any day and if euros are not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in euros by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Exchange Rate Agent on the basis of an exchange rate for euros published at approximately 12:00 noon, New York City time, by a generally recognized and publicly available source, to be determined in the sole discretion of the Exchange Rate Agent (the “Exchange Rate”) as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in euros will not constitute an Event of Default under this Security or the 2008 Indenture.

(Face of Security continued on next page)

Exchange Rate Agent

As used herein, the “Exchange Rate Agent” shall initially mean [Goldman Sachs International]; provided that the Company may, and in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.

All determinations made by the Exchange Rate Agent pursuant to the terms of this Security shall be, absent manifest error, conclusive for all purposes and binding on the holder of this Security and the Company, and the Exchange Rate Agent shall have no liability therefor.]

Calculation Agent

As used herein, the “Calculation Agent” shall initially mean The Bank of New York Mellon; provided that the Company may, in its sole discretion, appoint any other institution (including any affiliate of the Company) to serve as any such agent from time to time. The Company will give the Trustee prompt written notice of any change in any such appointment. Insofar as this Security provides for any such agent to obtain rates, quotes or other data from a bank, dealer or other institution for use in making any determination hereunder, such agent may do so from any institution or institutions of the kind contemplated hereby notwithstanding that any one or more of such institutions are any such agent, affiliates of any such agent or affiliates of the Company.

All determinations made by the Calculation Agent may be made by such agent in its sole discretion and, absent manifest error, shall be conclusive for all purposes and binding on the Holder of this Security and the Company. The Calculation Agent shall not have any liability therefor.

Payments Due on a Business Day

Notwithstanding any provision of this Security or the 2008 Indenture, if the maturity of the principal hereof occurs on a day that is not a Business Day, any amount of principal, premium or interest that would otherwise be due on this Security on such day (the “Specified Day”) may be paid or made available for payment on the Business Day that is next succeeding the Specified Day with the same force and effect as if such amount were paid on the Specified Day, and no interest will accrue on the amount so payable for the period from the Specified Day to such next succeeding Business Day.

If any Interest Reset Date or Interest Payment Date other than one that falls on the date of Maturity of the principal hereof would otherwise fall on a day that is not a Business Day, [INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING — then such date shall be

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postponed to the next day that is a Business Day][INSERT IF BUSINESS DAY CONVENTION IS MODIFIED FOLLOWING — then such date shall be postponed to the next day that is a Business Day; provided that, if such next succeeding Business Day falls in the next calendar month, then such date shall be advanced to the immediately preceding Business Day][INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING UNADJUSTED — any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to an Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed; provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days][INSERT IF BUSINESS DAY CONVENTION IS MODIFIED FOLLOWING UNADJUSTED — any payment due on such date shall be postponed to the next day that is a Business Day; provided that interest due with respect to such an Interest Payment Date shall not accrue from and including such Interest Payment Date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such Interest Payment Date shall be advanced to the Business Day immediately preceding such Interest Payment Date; and provided further that Interest Reset Dates and Interest Periods shall not be adjusted for non-Business Days].

The provisions of the two immediately preceding paragraphs shall apply to this Security in lieu of the provisions of Section 1.13 of the 2008 Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the 2008 Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

THE GOLDMAN SACHS GROUP, INC.

By:
Name:
Title:

This is one of the Securities of the series designated herein and referred to in the 2008 Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

(Reverse of Security)

1.	Securities and Indenture.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under a Senior Debt Indenture, dated as of July 16, 2008 (herein called the “2008 Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the 2008 Indenture), and reference is hereby made to the 2008 Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.	Series and Denominations.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount as shall be determined and may be increased from time to time by the Company. Any election by the Company so to increase such aggregate principal amount shall be evidenced by a certificate of an Authorized Person (as defined in the Determination of an Authorized Person, dated             , with respect to this series). References herein to “this series” mean the series of Securities designated on the face hereof. The Securities of this series are issuable only in registered form without coupons in denominations of integral multiples of             , subject to a minimum denomination of             .

3.	Calculation of Interest Payment and Interest Rate.

Payments of interest hereon with respect to any Interest Payment Date or at the maturity of the principal hereof will include interest accrued to but excluding the next date to which interest will accrue (which may be the Interest Payment Date depending on the Business Day Convention) or the date of such maturity, as the case may be. Accrued interest from the Original Issue Date or from the last date to which interest has accrued shall be calculated by the Calculation Agent by multiplying the principal amount by an accrued interest factor for the Interest Period. Such accrued interest factor shall be expressed as a decimal and computed by multiplying the interest rate determined as set forth below for such Interest Period (also expressed as a decimal) by the Day Count Convention (as defined below) for such Interest Period.

All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655)). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

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(a) Interest Rate Reset. The interest rate on this Security will be reset from time to time as provided in this Section 3, and each date upon which such rate is reset as so provided is hereinafter called an “Interest Reset Date”. The Interest Reset Dates with respect to this Security will be [each Interest Payment Date]; provided, however, that any Interest Reset Date shall be subject to adjustment if and as provided in the second paragraph under the heading “Payments Due on a Business Day” on the face of this Security.

Subject to applicable provisions of law, the interest rate on this Security in effect from and including the Original Issuance Date to but excluding the last day of the first Interest Period will be [Insert Initial Rate, including and spread or multiplier].

Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the interest rate on this Security shall be the rate determined in accordance with Section 3(b) below (the “Base Rate”), [INSERT AS APPLICABLE IF SPREAD APPLIES — as adjusted by the [addition] [subtraction] of [    ]%] [INSERT AS APPLICABLE IF SPREAD MULTIPLIER APPLIES — as adjusted by multiplying such Base Rate by [Insert Spread Multiplier], and subject to adjustment as provided in Section 3(c) below. The Calculation Agent shall determine the interest rate of this Security in accordance with the applicable Sections below.

The Calculation Agent will determine the interest rate on this Security that takes effect on any Interest Reset Date [INSERT IF THE BASE RATE IS THE TREASURY RATE — on the Interest Reset Date or, in the circumstances described in Section 3(b) below, a day no later than the applicable Calculation Date (as defined in Section 3(d) below), corresponding Treasury Interest Determination Date] [INSERT IF THE BASE RATE IS THE FEDERAL FUNDS RATE OR PRIME RATE — on the applicable Interest Reset Date] [INSERT IF THE BASE RATE IS THE CMS RATE, CMT RATE, EURIBOR OR LIBOR — on the applicable Interest Determination Date (as defined in paragraph (b) below) corresponding to such Interest Reset Date.]

[INSERT IF THE BASE RATE IS THE TREASURY RATE — However, the Calculation Agent need not wait until the Calculation Date to determine interest rates if the rate information it needs to make such determination in the manner specified in the applicable provisions of Section 3(b) hereof is available from the relevant sources specified in such applicable provisions.] Upon request of the Holder to the Calculation Agent, the Calculation Agent will provide the interest rate then in effect on this Security and, if determined, the interest rate that will become effective on the next Interest Reset Date.

(b) Determination of Base Rate. [INSERT IF THE BASE RATE IS THE CMS RATE — The Base Rate that takes effect on any Interest Reset Date shall equal the rate appearing on the Reuters Screen ISDAFIX1 Page for U.S. dollar swaps having a maturity equal to the Index Maturity specified on the face hereof as of approximately 11:00 A.M., New York

(Reverse of Security continued on next page)

City time on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “Interest Determination Date”). If the CMS Rate cannot be determined as described above, the following procedures will apply in determining the CMS Rate:

(i) If the rate described above does not so appear on the Reuters Screen ISDAFIX1 Page, then the CMS Rate will be determined on the basis of the mid-market semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 A.M., New York City time, on the relevant Interest Determination Date. For this purpose, the “semi-annual swap rate” means the mean of the bid and offered rates for the semi-annual fixed leg, calculated using the 30/360 (ISDA) Day Count Convention (as defined in Section 3(e) below), of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the Index Maturity commencing on such Interest Reset Date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated using the Actual/360 (ISDA) Day Count Convention, is equivalent to LIBOR with a designated maturity of three months, as such rate may be determined as provided below. The Calculation Agent will select the five swap dealers in its sole discretion and will request the principal New York City office of each of those dealers to provide a quotation of its rate.

(ii) If at least three quotations are provided as described in clause (i) above, the CMS Rate for such Interest Reset Date will be the arithmetic mean of the quotations described above, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

(iii) If fewer than three quotations are provided, the Calculation Agent will determine the CMS Rate in its sole discretion.]

[INSERT IF THE BASE RATE IS THE CMT RATE — The Base Rate that takes effect on any Interest Reset Date shall equal the CMT Rate determined as described below. “CMT Rate” means:

(i) If the Designated CMT Reuters Screen Page is the Reuters Screen FRBCMT Page, then the CMT Rate for such Interest Reset Date will be the yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth in H.15(519) under the caption “Treasury constant maturities”, as such yield is displayed on the Designated CMT Reuters Screen Page on the second U.S. Government Securities Business Day immediately preceding such Interest Reset Date (the “Interest Determination Date”).

(A)	If the applicable rate described in clause (i) above is not displayed on the Designated CMT Reuters Screen Page, then the CMT Rate will be the rate for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as published in H.15(519) under the caption “Treasury constant maturities”.

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(B)	If the applicable rate described in clause (A) above does not appear in H.15(519), then the CMT Rate for such Interest Reset Date will be the Treasury constant maturity rate, for the Designated CMT Index Maturity that:

a. is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

b. is determined by the Calculation Agent to be comparable to the applicable rate that would have otherwise been published in H.15(519).

(C)	If, on the Interest Determination Date, the Board of Governors of the Federal Reserve System or the U.S. Department of the Treasury does not publish a yield on Treasury securities at “constant maturity” for the Designated CMT Index Maturity, then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market bid rates for the most recently issued Treasury securities having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: as of approximately 3:30 P.M., New York City time, on such Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

(D)

If the Calculation Agent is unable to obtain three quotations of the kind described in clause (C) above, the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury securities having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount, as of approximately 3:30 p.m., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than

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five but more than two of these primary dealers are quoting, then the CMT Rate for such Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded. If two Treasury securities with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury securities with the shorter original term to maturity.

(E)	If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (D) above, then the CMT Rate for such Interest Reset Date shall be determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the rate for Treasury securities at “constant maturity” or any of the foregoing bid rates.

(ii) if the Designated CMT Reuters Screen Page is the Reuters Screen FEDCMT Page, the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity as set forth in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities” for the week preceding such Interest Reset Date, as such average is displayed on the Designated CMT Reuters Screen Page for the week preceding such Interest Reset Date.

(A)	If the applicable average described in clause (ii) above is not displayed on the Designated CMT Reuters Screen Page, then the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period of the Designated CMT Index Maturity and for the week preceding such Interest Reset Date as published in H.15(519) under the heading “Week Ending” and opposite the heading “Treasury constant maturities”.

(B)	If the applicable average described in clause (A) above does not appear on the Designated Reuters Screen Page or in H.15(919), then the CMT Rate for such Interest Reset Date will be the one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity as otherwise announced by the Federal Reserve Bank of New York for the week preceding such Interest Reset Date.

(C)

If the Federal Reserve Bank of New York does not publish a one-week average yield for Treasury securities at “constant maturity” for a period equal to the Designated CMT Index Maturity for the week prior to such Interest Reset Date, then the CMT Rate for such Interest Reset Date will

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be the yield to maturity of the arithmetic mean of the secondary market bid rates for the most recently issued Treasury securities having an original maturity of approximately the Designated CMT Index Maturity, having a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: as of approximately 3:30 P.M., New York City time, on the Interest Determination Date, quoted by three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting these bid rates, the Calculation Agent will request quotations from five primary dealers and will disregard the highest quotation or, if there is equality, one of the highest, and the lowest quotation or, if there is equality, one of the lowest. If fewer than five but more than two such bid rates are provided, the CMT Rate will be based on the arithmetic mean of the bid prices provided, and neither the highest nor lowest of such quotations will be eliminated.

(D)	If the Calculation Agent is unable to obtain three quotations of the kind described in clause (C) above, then the CMT Rate for such Interest Reset Date will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury securities having an original maturity longer than the Designated CMT Index Maturity, having a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three primary U.S. government securities dealers in New York City selected by the Calculation Agent. In selecting such bid rates, the Calculation Agent will request quotations from five such primary dealers and will disregard the highest quotation — or, if there is equality, one of the highest — and the lowest quotation — or, if there is equality, one of the lowest. If fewer than five but more than two of these primary dealers are quoting, then the CMT Rate for such Interest Reset Date will be based on the arithmetic mean of the bid rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded. If two Treasury securities with an original maturity longer than the CMT Designated Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury securities with the shorter original term to maturity.

(E)	If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (D) above, the CMT Rate for such Interest Reset Date shall be the rate determined by the Calculation Agent in its sole discretion, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate the one-week average for Treasury securities at “constant maturity” or any of the foregoing bid rates.]

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[INSERT IF THE BASE RATE IS EURIBOR — the Base Rate that takes effect on any Interest Reset Date shall be the rate equal to the interest rate for deposits in euros designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI — The Financial Markets Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on the second Euro Business Day (as defined in Section 3(e) below) before such Interest Reset Date (an “Interest Determination Date”), and will be determined in accordance with the following provisions:

(i) EURIBOR for such Interest Reset Date will be the offered rate for deposits in euros having the Index Maturity as that rate appears on the Reuters Screen EURIBOR01 Page as of approximately 11:00 A.M., Brussels time, on such Interest Determination Date.

(ii) If the rate described in clause (i) above does not so appear on the Reuters Screen EURIBOR01 Page, EURIBOR will be determined on the basis of the rates at which deposits in euros are offered by four major banks in the Euro-Zone (as defined in Section 3(d) below) interbank market, at approximately 11:00 A.M., Brussels time, on such Interest Determination Date, to prime banks in the Euro-Zone interbank market for a period of the Index Maturity commencing on such Interest Determination Date and in a Representative Amount, assuming an Actual/360 (ISDA) Day Count Convention. The Calculation Agent will request the principal Euro-Zone office of each of these four banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such Interest Reset Date will be the arithmetic mean of such quotations.

(iii) If fewer than two quotations are provided as described in clause (ii) above, EURIBOR for such Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in the Euro-Zone, selected by the Calculation Agent at approximately 11:00 A.M., Brussels time, on such Interest Reset Date, for loans of euros to leading European banks for the Index Maturity beginning on such Interest Reset Date, and in a Representative Amount.

(iv) If no quotation is provided as described in clause (iii) above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate EURIBOR or any of the foregoing lending rates, shall determine EURIBOR for the Interest Determination Date in its sole discretion.]

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[INSERT IF THE BASE RATE IS THE FEDERAL FUNDS RATE — the Base Rate that takes effect on any Interest Reset Date shall be the rate equal to the rate, on such Interest Reset Date, as set forth in H.15(519) opposite the heading “Federal funds (effective)”, as that rate is displayed on the Reuters Screen FEDFUNDS1 Page for that day. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

(i) If the rate described above is not displayed on the Reuters Screen FEDFUNDS1 Page by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, the Federal Funds Rate for such Interest Reset Date will be the rate published on H.15(519) under the heading “Federal funds (effective)”.

(ii) If the rate is not displayed on the Reuters Screen FEDFUNDS1 Page and does not appear in H.15(519) at approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate described above as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, opposite the heading “Federal funds (effective)”.

(iii) If the rate cannot be determined as described above, then the Federal Funds (Effective) Rate for such Interest Reset Date will be the rate for the first day preceding such Interest Reset Date for which such rate is set forth in H.15(519) opposite the caption “Federal funds (effective)”, as such rate is displayed on the Reuters Screen FEDFUNDS1 Page.]

[INSERT IF THE BASE RATE IS LIBOR — the Base Rate that takes effect on any Interest Reset Date shall be LIBOR, which will be the London interbank offered rate for deposits in U.S. dollars or any other Index Currency for the Index Maturity, appearing on the Reuters Screen LIBOR Page (as defined in Section 3(d) below) as of approximately 11:00 A.M., London time, on the day that is two London Business Days prior to such Interest Reset Date (such date, the “LIBOR Interest Determination Date”).

(i) If LIBOR does not so appear on the Reuters Screen LIBOR Page, then LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars or any other Index Currency are offered by four major banks in the London interbank market selected by the Calculation Agent at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, to prime banks in the London interbank market for a period of the Index Maturity beginning on the relevant LIBOR Interest Determination Date and in a Representative Amount. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of the quotations.

(ii) If fewer than two of the requested quotations described in clause (i) above are provided, LIBOR for such Interest Reset Date will be the arithmetic mean of the rates quoted by major banks in New York City, or the specified Index Currency is not U.S. dollars, in the principal financial center for the country issuing the Index Currency, selected by the Calculation Agent at approximately 11:00 A.M. New York City time (or

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the time in the relevant principal financial center if the specified Index Currency is not U.S. dollars) on such Interest Reset Date, for loans in U.S. dollars (or the Index Currency) to leading European banks for a period of the Index Currency having the Index Maturity beginning on such Interest Reset Date and in a Representative Amount.

(iii) If no quotation is provided as described in clause (ii) above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Interest Reset Date in its sole discretion.]

[INSERT IF THE BASE RATE IS THE PRIME RATE — the Base Rate that takes effect on any Interest Reset Date shall be the rate equal to the rate for such Interest Reset Date published in H.15(519) opposite the heading “Bank prime loan”. If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:

(i) If the rate described above is not yet published in H.15(519) by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Prime Rate will be the rate, for such Interest Reset Date, as published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying that rate, opposite the heading “Bank prime loan”.

(ii) If the rate described in clause (i) above does not appear in H.15(519), H.15 Daily Update or another recognized electronic source by approximately 5:00 P.M., New York City time, on the day that is one New York City Banking Day following such Interest Reset Date, then the Prime Rate will be the rate for the day first preceding such Interest Reset Date for which such rate is set forth in H.15(519) opposite the caption “Bank prime rate”.]

[INSERT IF THE BASE RATE IS THE TREASURY RATE — the Base Rate that takes effect on any Interest Reset Date shall be the rate on such Interest Reset Date (if direct obligations of the United States (“Treasury Bills”) have been auctioned on such day, as that rate appears on the Reuters Screen USAUCTION10 Page or the Reuters Screen USAUCTION11 Page opposite the Index Maturity under the heading “INVEST RATE”. If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

(i) If the rate described above does not appear on either the Reuters Screen USAUCTION10 or USAUCTION11 Page on the Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), but Treasury Bills having the Index Maturity have been auctioned during the relevant Interest Period, then the Treasury Rate will be the Bond Equivalent Yield (as defined in Section 3(d) below) of the rate, for such Interest Reset Date, as published in H.15 Daily Update, or another

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recognized electronic source used for displaying that rate, for that day and for the Index Maturity, under a heading indicating that such rate is the “auction high” rate for Treasury Bills.

(ii) If the rate cannot be determined as described in clause (i) above, then the Treasury Rate will be the Bond Equivalent Yield of the auction rate for Treasury Bills with a remaining maturity equal to the Index Maturity as announced by the United States Treasury

(iii) If no such auction is held for any period of seven consecutive calendar days ending on, and including, any Friday and an Interest Reset Date occurred during such period, then the Treasury Rate for such Interest Reset Date will be the Bond Equivalent Yield of the rate for the date on which such auction would have been ordinarily been held in accordance with the usual practices of the United Stated Treasury of the rate set forth in H.15(519) under the heading “U.S. government securities/Treasury bills (secondary market)”

(iv) If the rate described in clause (iii) above does not appear in H.15(519) on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Treasury Rate will be the rate, for such Interest Reset Date and for Treasury Bills having the Index Maturity, as published in H.15 Daily Update, or another recognized electronic source used for displaying that rate, under the heading “U.S. government securities/ Treasury bills (secondary market)”.

(v) If the rate described in clause (iv) above does not appear in H.15 Daily Update or another recognized electronic source on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Interest Reset Date, by primary U.S. government securities dealers in New York City selected by the Calculation Agent.

(vi) If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing secondary market bids or any display page or other U.S. government publication or source, or any other source as it deems reasonable from which to estimate the Treasury Bills auction rate or any of the foregoing secondary market bid rates, shall determine the Treasury Rate for such Interest Reset Date in its sole discretion.]

(c) Minimum and Maximum Limits. Notwithstanding the foregoing, the rate at which interest accrues on this Security [INSERT AS APPLICABLE IF CAP OR FLOOR APPLIES — (i) shall not at any time be higher than [    %], or less than [    %], in each case on an accrual basis, and (ii)] shall not at any time be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

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(d) Definitions of Calculation Terms. As used in this Security, the following terms have the meanings set forth below: [INSERT RELEVANT TERMS BELOW AS APPLICABLE —

“Bond Equivalent Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x 100,
360 – (D x M)

where

•	“D” equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

•	“N” equals 365 or 366, as the case may be; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.

The “Calculation Date” means the Business Day immediately preceding the date on which interest will next be paid on this Security.

“H.15(519)” means the weekly statistical release designated as such published by the Federal Reserve System Board of Governors, or its successor, available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System, at http://www.federalreserve.gov/releases/h15/update/h15upd.htm, or any successor site or publication.

“Interest Period” means [INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING UNADJUSTED OR MODIFIED FOLLOWING UNADJUSTED — the period from and including an Interest Payment Date (or, with respect to the initial Interest Period, the Original Issue Date) to but excluding the next succeeding Interest Payment Date] [INSERT IF BUSINESS DAY CONVENTION IS FOLLOWING OR MODIFIED FOLLOWING — means the period from and including the last date on which interest was paid (or, with respect to the initial Interest Period, the Original Issue Date) to but excluding the next succeeding date on which interest will be paid.]

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“Money Market Yield” means a yield expressed as a percentage and calculated in accordance with the following formula:

Money Market Yield =	D x 360	x	100,
360 – (D x M)

where

•	“D” equals the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

•	“M” equals the actual number of days in the applicable Interest Reset Period.

“Representative Amount” means an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Screen” means the display on the Reuters 3000 Xtra service or any successor or replacement service, on the page or pages, or any successor or replacement page or pages on that service.

“Reuters Screen LIBOR Page” means Reuters Screen LIBOR01 Page.

“Reuters Screen USPRIME1 Page” means the display on the Reuters Screen page titled “USPRIME1”, for the purpose of displaying Prime Rates or base lending rates of major U.S. banks.]

(e) Other Definitions.

“Business Day” means, for this Security, a day that is a new York Business Day (as defined below) [INSERT IF THE BASE RATE IS USD LIBOR — , is also a London Business Day] [INSERT IF THE BASE RATE IS EURIBOR OR IF THE CURRENCY FOR PAYMENT OF PRINCIPAL OF OR INTEREST ON THIS SECURITY IS EUROS, OR THE BASE RATE IS LIBOR FOR WHICH THE INDEX CURRENCY IS EUROS — , is also a Euro Business Day, and solely with respect to any payment or other action to be made or taken at any Place of Payment outside The City of New York, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in such Place of Payment generally are authorized or obligated by law, regulation or executive order to close.]

“Day Count Convention” means:

[IF DAY COUNT CONVERSION IS “1/1 (ISDA)”, INSERT — 1.]

[IF DAY COUNT CONVERSION IS “ACTUAL/ACTUAL (ISDA)” OR “ACT/ACT (ISDA)”, INSERT — the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (1) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (2) the number of days in that portion of the Interest Period falling in a non-leap year divided by 365).]

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[IF DAY COUNT CONVERSION IS “ACTUAL/ACTUAL (ICMA)”, INSERT — the number of days in the Interest Period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such Interest Period and (2) the number of Interest Periods in the calendar year.]

[IF DAY COUNT CONVERSION IS “ACTUAL/ACTUAL (BOND)”, INSERT — the number of calendar days in the Interest Period, divided by the number of calendar days in the Interest Period multiplied by the number of Interest Periods in the calendar year.]

[IF DAY COUNT CONVERSION IS “ACTUAL/ACTUAL (EURO)”, INSERT — the number of calendar days in the Interest Period divided by 365 or, if the Interest Period includes February 29, 366.]

[IF DAY COUNT CONVERSION IS “ACTUAL/365 (FIXED)”, INSERT — “Act/365 (Fixed)”, “A/365 (Fixed)” or “A365F”, the actual number of days in the Interest Period divided by 365.]

[IF DAY COUNT CONVERSION IS “ACTUAL/360 (ISDA)”, “Act/360 (ISDA)” or “A/360 (ISDA)”, INSERT — the actual number of days in the Interest Period divided by 360.]

[IF DAY COUNT CONVERSION IS “ACTUAL/360 (ICMA)”, INSERT — the number of calendar days in the period, including February 29 in a leap year, divided by 360 days.]

[IF DAY COUNT CONVERSION IS “30/360”, INSERT — the calculation shall be made assuming a 360-day year of 12 30-day months.]

[IF DAY COUNT CONVERSION IS “30/360 (ISDA)”, “360/360 (ISDA)” or “BOND BASIS (ISDA)”, INSERT — the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

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•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.]

[IF DAY COUNT CONVERSION IS “30E/360”, “30E/360 (ISDA)” or “EUROBOND BASIS”, INSERT — the number of days in the Interest Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

Day Count Fraction =	[360 x (Y2 – Y1)] + [30 x (M2 – M1)] + (D2 – D1)
360

where

•	“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Interest Period falls;

•	“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (1) such number would be 31, or (2), if “30E/360 (ISDA)” is specified, that day is the last day of February, in which cases D1 will be 30; and

•	“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (1) such number would be 31, or (2), if “30E/360 (ISDA)” is specified, that day is also the last day of February and not the maturity date, in which cases D2 will be 30.]

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“Euro Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

“Euro-Zone” means, at any time, the region comprised of the EMU Countries.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, if the Base Rate for this Security is LIBOR, is also a day on which dealings in the Index Currency specified on the face hereof are transacted in the London interbank market.

“New York Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in U.S. government securities.

(f) Sources and Corrections. References herein to a Base Rate as set forth on a display page, other published source, information vendor or other vendor officially designated by the sponsor of that rate, if there is a successor source for the display page, other published source, information vendor or other official vendor, include that successor source as applicable as determined by the Calculation Agent. References herein to a particular heading or headings on any such sources, include any successor or replacement heading or headings as determined by the Calculation Agent.

[INSERT AS APPLICABLE — If the Base Rate is based on information obtained from a Reuters Screen, such rate will be subject to the corrections, if any, published on such Reuter’s Screen within one hour of the time such information was first displayed on such source. If the Base Rate is based on information obtained from H.15(519) or H.15 Daily Update, such rate will be subject to the corrections, if any, published by that source within 30 days of the day such rate was first published in that source.]

4.	[IF APPLICABLE, INSERT — Additional Amounts.

If the beneficial owner of this Security is a United States Alien (as defined below), the Company will pay all additional amounts that may be necessary so that every net payment of the principal of and interest on this Security to such beneficial owner, after deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed with

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respect to such payment by any U.S. Taxing Authority (as defined below), will not be less than the amount provided for in this Security to be then due and payable; provided, however, that the Company shall have no obligation to pay additional amounts for or on account of any one or more of the following:

(i) any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between such beneficial owner (or between a fiduciary, settlor, beneficiary or member of such beneficial owner, if such beneficial owner is an estate, trust or partnership) and the United States (as defined below) (other than the mere receipt of a payment on, or the ownership or holding of, a Security), including because such beneficial owner (or such fiduciary, settlor, beneficiary or member) at any time, for U.S. federal income tax purposes: (a) is or was a citizen or resident, or is or was treated as a resident, of the United States, (b) is or was present in the United States, (c) is or was engaged in a trade or business in the United States, (d) has or had a permanent establishment in the United States, (e) is or was a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, (f) is or was a corporation that accumulates earnings to avoid U.S. federal income tax or (g) is or was a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the U.S. Internal Revenue Code or any successor provision;

(ii) any tax, assessment or governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(iii) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or other governmental charge;

(iv) any tax, assessment or other governmental charge imposed solely because such beneficial owner or any other Person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the Holder or any beneficial owner of this Security, if compliance is required by statute, by regulation of the U.S. Treasury Department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

(v) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from payments of principal of or interest on this Security;

(vi) any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular Paying Agent (which term may include the Company) and would not be imposed if made by another Paying Agent (which term may include the Company);

(vii) any tax, assessment or other governmental charge imposed solely because

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the Holder (1) is a bank purchasing this Security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying this Security for investment purposes only nor (B) buying this Security for resale to a third party that either is not a bank or holding the note for investment purposes only; or

(viii) any combination of the taxes, assessments or other governmental charges described in items (i) through (vii) of this Section 4.

Additional amounts also will not be paid with respect to any payment of principal of or interest on this Security to any United States Alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of any such payment, to the extent that the Company would not be required to pay additional amounts to any beneficiary or settlor of such fiduciary or any member of such a partnership, or to any beneficial owner of the payment, if that Person had been treated as the beneficial owner of this Security for this purpose.

In addition, any amounts to be paid on this Security will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the U.S. Internal Revenue Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

The term “United States Alien” means any Person who, for U.S. federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, or a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from this Security. For the purposes of this Section 4 and Section 5 only, (a) the term “United States” means the United States of America (including the states thereof and the District of Columbia), together with the territories, possessions and all other areas subject to the jurisdiction of the United States of America and (b) the term “U.S. Taxing Authority” means the United States of America or any state, other jurisdiction or taxing authority in the United States.

Except as specifically provided in this Security, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Whenever in the Securities of this series (or in the 2008 Indenture, including in Sections 5.01(1) and (2) thereof, insofar as applicable to this series) there is a reference, in any context, to the payment of the principal of or interest on any Security of this series, such mention shall be deemed to include mention of any payment of additional amounts to United States Aliens in respect of such payment of principal or interest to the extent that, in such context, such additional amounts are, were or would be payable in respect thereof pursuant to this Section 4 or any

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corresponding section of another Security of this series, as the case may be. Express mention of the payment of additional amounts in any provision of any Security of this series shall not be construed as excluding additional amounts in the provisions of any Security of this series (or of the 2008 Indenture insofar as it applies to this series) where such express mention is not made.]

5.	Redemption at the Company’s Option.

The Securities of this series may be redeemed, as a whole but not in part, at the option of the Company, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, together with interest accrued to the date fixed for redemption, if, as a result of any amendment to, or change in, the laws or regulations of any U.S. Taxing Authority (as defined in Section 4 above), or any amendment to or change in any official interpretation or application of such laws or regulations, which amendment or change becomes effective or is announced on or after             , the Company will become obligated to pay, on the next Interest Payment Date, additional amounts in respect of any Security of this series pursuant to Section 4 of this Security or any corresponding section of another Security of this series. If the Company becomes entitled to redeem the Securities of this series, it may do so on any day thereafter pursuant to the 2008 Indenture; provided, however, that (1) the Company gives the Holder of this Security notice of such redemption not more than 60 days nor less than 30 days prior to the date fixed for redemption as provided in the 2008 Indenture, (2) no such notice of redemption may be given earlier than 90 days prior to the next Interest Payment Date on which the Company would be obligated to pay such additional amounts and (3) at the time such notice is given, such obligation to pay such additional amounts remains in effect. Immediately prior to the giving of any notice of redemption of Securities pursuant to this Section 5, the Company will deliver to the Trustee an Officers’ Certificate stating that the Company is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that the conditions precedent to the right of the Company to so redeem the Securities have occurred. Interest installments due on or prior to a Redemption Date will be payable to the Holder of this Security or one or more Predecessor Securities, of record at the close of business on the relevant record date, all as provided in the 2008 Indenture.

6.	Defeasance.

The 2008 Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the 2008 Indenture. Both of such provisions are applicable to this Security.

7.	Modification and Waiver.

The 2008 Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the 2008 Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of all Securities at the time Outstanding to be affected, considered together as one class for this purpose (such

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Securities to be affected may be Securities of the same or different series and, with respect to any series, may comprise fewer than all the Securities of such series). The 2008 Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding to be affected under the 2008 Indenture, considered together as one class for this purpose (such affected Securities may be Securities of the same or different series and, with respect to any particular series, may comprise fewer than all the Securities of such series), on behalf of the Holders of all Securities so affected, to waive compliance by the Company with certain provisions of the 2008 Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the 2008 Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the 2008 Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

8.	Remedies.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the 2008 Indenture.

As provided in and subject to the provisions of the 2008 Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the 2008 Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.

The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the 2008 Indenture and no provision of this Security or of the 2008 Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

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9.	Transfer and Exchange.

As provided in the 2008 Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the 2008 Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

[INSERT IF GLOBAL SECURITY — This Security is a Global Security and is subject to the provisions of the 2008 Indenture relating to Global Securities, including the limitations in Section 3.05 thereof on transfers and exchanges of Global Securities.]

9.	Governing Law.

This Security and the 2008 Indenture shall be governed by and construed in accordance with the laws of the State of New York.

10.	Terms Defined in the 2008 Indenture.

All terms used in this Security which are defined in the 2008 Indenture but not otherwise defined herein shall have the meanings assigned to them in the 2008 Indenture.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[                                                                                                                                       ]

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

Signature Guaranteed

NOTICE: Signature must be Medallion Signature Guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or any change whatever.